SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: November 7, 2011

AcuNetx, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-27857	88-0249812
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2301 W. 205th Street, Suite 205

Torrance, CA 90501

(Address of principal executive offices)

The Company's telephone number, including area code: (310) 328-0477

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 7, 2011, the Board of Directors of the Company replaced Robert S. Corrigan as its Chief Executive Officer and Acting Chief Executive Officer with Joel Ciniero.

Mr. Corrigan also resigned from the Board of Directors and any other positions held with the Company. Mr. Chapin Hunt Jr., a current director with the Company was elected Chairman of the Board, Secretary and Treasurer replacing Mr. Corrigan in this capacity.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AcuNetx, Inc.,

a Nevada corporation

By: /s/ Chapin Hunt Jr

Chapin Hunt Jr, Chairman of the Board

Date: November 7, 2011